Exhibit 4.1

Execution Version

OMNIBUS AMENDMENT NO. 1
THIS OMNIBUS AMENDMENT NO. 1 (this “Amendment”) is entered into on August 10, 2026 and made effective as of June 5, 2026 (the “Effective Date”), by and among WHEELS UP PARTNERS LLC (the “Company”), WHEELS UP CLASS B-1 LOAN TRUST 2024-1 (the “Class B-1 Trust”), WHEELS UP CLASS A-1 TRUST 2024-1 (the “Class A-1 Trust”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent (in such capacity and together with its successors in such capacity, the “Subordination Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in such capacity and together with its successors in such capacity, the “Mortgagee”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as facility agent (in such capacity and together with its successors in such capacity, the “Facility Agent”) and security trustee (in such capacity and together with its successors in such capacity, the “Security Trustee”) under the Class B Loan Agreement referred to below and WHEELS UP CLASS B-1 PASS THROUGH LLC, as lender under the Loan Agreement referred to below (the “Class B Lender”).
W I T N E S S E T H:
WHEREAS, the Company, the Class B-1 Trust and the Subordination Agent previously entered into the Note Purchase Agreement, dated as of May 21, 2026 (as amended, supplemented or otherwise modified from time to time, the “Class B Note Purchase Agreement”);
WHEREAS, in connection with the transactions contemplated by the Class B Note Purchase Agreement, the Company issued Series B-1 Equipment Notes under the Trust Indenture and Mortgage, dated as of November 13, 2024 (as amended, supplemented or otherwise modified from time to time, including by the Amendment No. 1 to Trust Indenture and Mortgage, dated as of May 21, 2026, the “Indenture”);
WHEREAS, in connection with the transactions contemplated by the Note Purchase Agreement and the issuance of the Series B-1 Equipment Notes under the Indenture, the Class B-1 Trust, the Class B Lender, the Facility Agent and the Security Trustee entered into the Class B Loan Agreement, dated as of May 21, 2026 (as amended, supplemented or otherwise modified from time to time, the “Class B Loan Agreement” and, together with the Class B Note Purchase Agreement and the Indenture, the “Amended Documents”); and
WHEREAS, each of the parties hereto now desire to amend the Class B Note Purchase Agreement, the Indenture and the Class B Loan Agreement, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agrees as follows:

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Section 1.Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Class B Note Purchase Agreement for all purposes of this Amendment.
Section 2.Amendments to Class B Note Purchase Agreement. Effective as of the Effective Date, the Class B Note Purchase Agreement is amended as follows:
(a)The last sentence of Section 1(a) of the Class B Note Purchase Agreement is amended by inserting the words “Class B” immediately after the words “deposited in the” and immediately before the words “Escrow Account”.
(b)Clause (iii) of Section 1(i) of the Class B Note Purchase Agreement is amended to replace the phrase “the proportion that the Original Amount of Series B-1 Equipment Notes being redeemed bears to the aggregate outstanding Original Amount of the Series B-1 Equipment Notes (immediately prior to such redemption)” with the phrase “the proportion that the principal amount of Class B Loans to be prepaid pursuant to such Change of Control Offer bears to the aggregate outstanding principal amount of the Class B Loans (immediately prior to such prepayment)”.
(c)A new clause (v) is inserted at the end of Section 1(i) of the Class B Note Purchase Agreement as follows:
(d)“(v)    In connection with any redemption of Series B-1 Equipment Notes described in clause (i) above, unless such redemption occurs on a Payment Date, in lieu of distributing the accrued and unpaid interest on such Series B-1 Equipment Notes being redeemed pursuant to Sections 2.4 and 3.2 of the Intercreditor Agreement, the Subordination Agent shall deposit such amounts of interest in an Eligible Account established pursuant to Section 3.06(z) of the Indenture (which shall be a separate account from the Class B Escrow Account) (the “Class B Recycling Interest Account”). On each Payment Date, any amounts then on deposit in the Class B Recycling Interest Account shall be distributed to the Class B Security Trustee and applied to pay accrued and unpaid interest on the Class B Loans due and payable in connection with such Payment Date. Any amounts remaining in the Class B Recycling Interest Account on the Maturity Date shall be distributed to the Class B Security Trustee and applied to pay accrued interest on the Series B-1 Equipment Notes.”
(e)Section 4(d)(iii) of the Class B Note Purchase Agreement is amended as follows:
(1)to insert the phrase “(less the portion of the Class B Escrow Balance required to be distributed in respect of such Change of Control Offer pursuant to Section 1(i)(iii) hereof)” immediately after the phrase “in an aggregate principal amount equal to the principal amount of Loans to be prepaid pursuant to such Change of Control Notice”; and
(2)to insert the phrase “(less the amounts then held in the Class B Recycling Interest Account to the extent all, but not less than all, Class B-1 Equipment Notes are being redeemed in connection with such Change of

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Control Offer)” immediately after the phrase “together with accrued interest thereon to the date of redemption”.
(f)Annex A to the Class B Note Purchase Agreement is amended as follows:
(i)The definition of “Class B Escrow Balance” is deleted in its entirety and replaced with the following:
(ii)““Class B Escrow Balance” means, as of any date of determination, the balance of the Class B Escrow Account (but for avoidance of doubt, excluding any amounts deposited (or required to be deposited) in the Class B Recycling Interest Account).”
(iii)A new definition of “Class B Recycling Interest Account” is inserted in alphabetical order as follows:
““Class B Recycling Interest Account” has the meaning set forth in Section 1(i)(v) of the Note Purchase Agreement.”
Section 3.Amendments to the Indenture. Effective as of the Effective Date, the Indenture is amended as follows:
(a)Section 2.10(b) of the Indenture is amended by inserting “(less, in the case of a redemption of Series B-1 Equipment Notes, the portion of the Class B Escrow Balance required to be distributed in respect of such Change of Control Offer pursuant to Section 1(i)(iii) of the Class B Note Purchase Agreement)” immediately after the phrase “in an amount equal to the outstanding principal amount of Obligations subject to such Change of Control Option Notice”.
(b)The last sentence of Section 3.06 of the Indenture is deleted in its entirety and replaced with the following: “The Owner acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Securities Accounts as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of this Trust Indenture, the Note Purchase Agreements and in the case of the Class B Escrow Account and Class B Recycling Interest Account, the Participation Agreement, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Accounts and any and all financial assets and other property credited thereto to the exclusion of the Owner.”
(c)Annex A to the Indenture is amended by adding the following definitions of “Class B Escrow Account”, “Class B Escrow Account Fee”, “Class B Escrow Balance” and “Class B Recycling Interest Account” in alphabetical order:
““Class B Escrow Account” has the meaning set forth in the Class B Note Purchase Agreement.”
““Class B Escrow Account Fee” has the meaning set forth in the Class B Note Purchase Agreement.”

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““Class B Escrow Balance” has the meaning set forth in the Class B Note Purchase Agreement.”
““Class B Recycling Interest Account” has the meaning set forth in the Class B Note Purchase Agreement.”
Section 4.Amendments to the Class B Loan Agreement. Effective as of the Effective Date, the Class B Loan Agreement is amended as follows:
(a)Section 1.1 of the Class B Loan Agreement is amended to insert the following definition of “Escrowed Interest Amounts” in alphabetical order:
““Escrowed Interest Amounts” means any amounts deposited (or required to be deposited) in the Class B Recycling Interest Account (as defined in the Purchase Agreement).”
(b)Section 2.3 of the Class B Loan Agreement is amended by replacing the phrase “payments of principal (other than any Recycling Option Amounts), interest, Increased Cost Amounts and/or Make-Whole Amount in connection with any redemption or purchase of any Notes” with the phrase “payments of principal (other than any Recycling Option Amounts), interest (other than any Escrowed Interest Amounts), Increased Cost Amounts and/or Make-Whole Amount in connection with any redemption or purchase of any Notes”.
Section 5.Notice to the Rating Agency. The Class B-1 Trust covenants and agrees that it will promptly provide to the Rating Agency a notice briefly describing this Amendment in accordance with Section 8.6 of the Class B Loan Agreement.
Section 6.Ratification; Effectiveness. The amendments set forth herein shall be effective as to the Amended Documents retroactively as and from the Effective Date, and from and after the Effective Date any and all references to any Amended Document in any of the Operative Agreements shall be deemed to refer to such Amended Document as amended hereby. Each of the parties hereto acknowledges and agrees that the Amended Documents, as amended hereby effective as of the Effective Date, shall continue and shall remain in full force and effect in all respects.
Section 7.GOVERNING LAW. This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.
Section 8.JURY TRIAL WAIVER. EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT TO THE EXTENT PERMITTED BY APPLICABLE LAW.
Section 9.Miscellaneous.
(a)The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

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(b)This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.
(c)Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(d)This Amendment constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all previous agreements, whether written or oral, concerning such subject matter.

(Signature Pages Follow; Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
WHEELS UP PARTNERS LLC

By:    /s/ Matthew J. Knopf
Name:    Matthew J. Knopf
Title:    Chief Legal Officer

WHEELS UP CLASS B-1 LOAN TRUST 2024-1

By: Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By:    /s/ Andrew J. Walker
Name:    Andrew J. Walker
Title:    Assistant Vice President

WHEELS UP CLASS A-1 TRUST 2024-1

By: Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By:    /s/ Andrew J. Walker
Name:    Andrew J. Walker
Title:    Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By:    /s/ Andrew J. Walker
Name:    Andrew J. Walker
Title:    Assistant Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By:    /s/ Andrew J. Walker
Name:    Andrew J. Walker
Title:    Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee and as Facility Agent

By:    /s/ Andrew J. Walker
Name:    Andrew J. Walker
Title:    Assistant Vice President

WHEELS UP CLASS B-1 PASS THROUGH LLC, as the Initial Lender under the Loan Agreement
By:    Wheels Up Class B-1 Pass Through Statutory Trust, its Sole Member
By:    Wilmington Trust Company, not in its individual capacity, but solely as Trustee

By:    /s/ Andrew J. Walker
Name:    Andrew J. Walker
Title:    Assistant Vice President